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                                                       EXHIBIT 16


[PRICEWATERHOUSECOOPERS LETTERHEAD]



December 16, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of Cerion Technologies, Inc.'s Form 8-K date December 14, 1998 and are in agreement with the statement, included in paragraph, 4(a) (b),
(c), (d) and (e) therein.


Yours very truly,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP